EXHIBIT 99.1
Greif, Inc. Reports First Quarter 2010 Results
•	Net sales were $709.7 million in the first quarter of 2010 compared to $666.3 million in the first quarter of 2009. The 7 percent increase was due to higher sales volumes (16 percent or 11 percent excluding acquisitions) and foreign currency translation (5 percent), partially offset by lower selling prices (14 percent) due to the pass-through of lower input costs.

•	Net income before special items, as defined below, was $37.6 million ($0.65 per diluted Class A share) in the first quarter of 2010 compared to $21.7 million ($0.38 per diluted Class A share) in the first quarter of 2009. GAAP net income was $24.8 million ($0.43 per diluted Class A share) in the first quarter of 2010 and GAAP net loss was $2.3 million ($0.03 loss per diluted Class A share) in the first quarter of 2009.
DELAWARE, Ohio (Feb. 24, 2010) — Greif, Inc. (NYSE: GEF, GEF.B), a global leader in industrial packaging products and services, today announced results for its first fiscal quarter, which ended Jan. 31, 2010.
Michael J. Gasser, chairman and chief executive officer, said, “Our sales volumes have significantly improved across all businesses and geographic regions from the same quarter last year with particular strength in emerging markets. The improved gross profit margins were led by Industrial Packaging margin expansion. We continue to focus on the disciplined execution of the Greif Business System and maintaining the permanent cost savings that were achieved during fiscal 2009.”
Gasser continued, “During the first quarter, we completed an industrial packaging acquisition that expanded our footprint in Scandinavia. We continue to pursue our pipeline of consolidation and product line extension opportunities.”
Special Items and GAAP to Non-GAAP Reconciliation
Special items are as follows: (i) for the first quarter of 2010, restructuring charges of $5.9 million ($4.8 million net of tax) and acquisition-related costs of $10.1 million ($8.0 million net of tax) pursuant to the adoption of SFAS No. 141(R), as described below; and (ii) for the first quarter of 2009, restructuring charges of $27.2 million ($22.6 million net of tax) and restructuring-related inventory charges of $1.8 million ($1.5 million net of tax). A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release.

Recent Accounting Changes
In the first quarter of 2010, the Company changed from using a combination of first-in, first-out (FIFO) (approximately 80 percent of total inventory) and last-in, first-out (LIFO) (approximately 20 percent of total inventory) inventory accounting methods to the FIFO method for all of its businesses. The Company believes this change is preferable because the FIFO method:
•	Provides better matching of sales and expenses

•	Better reflects the current value of inventories on hand

•	Presents a uniform inventory method across all operations

•	Allows for easier comparisons with peer companies

•	Reduces complexity in financial reporting
Financial information in this press release for the first quarter of 2009 has been adjusted for presentation under the FIFO accounting method.
In the first quarter of 2010, the Company adopted SFAS No. 141(R) (codified under ASC 805, “Business Combinations”), which requires it to expense acquisition costs in the period incurred. Previously, these costs were capitalized as part of the purchase price of the acquisition. Under this new guidance, there were $10.1 million of acquisition-related costs recognized in the first quarter of 2010 included in selling, general and administrative expenses. This amount included $6.1 million for acquisition costs incurred prior to November 1, 2009 that were previously accumulated to the balance sheet for acquisitions not consummated by October 31, 2009, and $4.0 million for acquisition costs incurred during the first quarter of 2010.
Consolidated Results
Net sales were $709.7 million in the first quarter of 2010 compared to $666.3 million in the first quarter of 2009. The 7 percent increase was due to higher sales volumes (16 percent or 11 percent excluding acquisitions) and foreign currency translation (5 percent), substantially offset by lower selling prices (14 percent) due to the pass-through of lower input costs. The $43.4 million increase was due to Industrial Packaging ($35.3 million increase) and Paper Packaging ($9.1 million increase), slightly offset by Land Management ($1.0 million decrease).
Operating profit before special items was $66.7 million for the first quarter of 2010 compared to $40.5 million for the first quarter of 2009. The $26.2 million increase was due to Industrial Packaging ($38.8 million increase), principally offset by a decrease in Paper Packaging ($12.4 million decrease). GAAP operating profit was $50.7 million and $11.5 million in the first quarter of 2010 and 2009, respectively. The improvement in GAAP operating profit was partially offset by the impact resulting from the adoption of SFAS No. 141(R), as described above.
Net income before special items was $37.6 million for the first quarter of 2010 compared to $21.7 million for the first quarter of 2009. Diluted earnings per share before special items were $0.65 compared to $0.38 per Class A share and $0.96 compared to $0.56 per Class B share for the first quarter of 2010 and 2009, respectively. The Company had GAAP net income of $24.8 million, or $0.43 per diluted Class A share and $0.63 per diluted Class B share, in the first quarter of 2010 compared to GAAP net loss of $2.3 million, or $0.03 loss per diluted Class A share and $0.06 loss per diluted Class B share, in the first quarter of 2009.

Business Group Results
Industrial Packaging net sales were $564.8 million in the first quarter of 2010 compared to $529.5 million in the first quarter of 2009. The 7 percent increase in net sales was due to higher sales volumes (14 percent or 11 percent excluding acquisitions) and foreign currency translation (6 percent), substantially offset by lower selling prices (13 percent) due to the pass-through of lower input costs. Operating profit before special items increased to $57.4 million in the first quarter of 2010 from $18.6 million in the first quarter of 2009. The $38.8 million increase was primarily due to higher sales volumes, margin expansion principally due to lower input costs and the disciplined execution of the Greif Business System, and benefits from permanent cost savings achieved during fiscal 2009. GAAP operating profit was $41.4 million in the first quarter of 2010 compared to GAAP operating loss of $8.3 million in the first quarter of 2009.
Paper Packaging net sales were $139.5 million in the first quarter of 2010 compared to $130.4 million in the first quarter of 2009. The 7 percent increase in net sales was due to higher sales volumes, partially offset by lower containerboard selling prices. The Company initiated a $50 per ton containerboard price increase at the end of the first quarter of 2010 that should be fully implemented during the second quarter of 2010. Operating profit before special items decreased to $6.3 million in the first quarter of 2010 from $18.7 million in the first quarter of 2009. This decline was primarily due to higher raw material costs (especially old corrugated containers) and lower selling prices, which were partially offset by higher sales volumes. GAAP operating profit was $6.3 million and $16.8 million in the first quarter of 2010 and 2009, respectively.
Land Management net sales were $5.4 million and $6.4 million in the first quarter of 2010 and 2009, respectively. Operating profit before special items was $3.0 million in the first quarter of 2010 compared to $3.2 million in the first quarter of 2009. Included in these amounts were profits from the sale of special use properties (surplus, higher and better use, and development properties) of $0.3 million in the first quarters of 2010 and 2009. GAAP operating profit was $3.0 million in the first quarters of 2010 and 2009.
Other Cash Flow Information
In the first quarter of 2010, the Company’s debt increased primarily due to seasonal factors and cash payments related to the acquisition of an industrial packaging company, capital expenditures, quarterly dividends and performance-based incentives.
Capital expenditures were $33.7 million, excluding timberland purchases of $0.1 million, for the first quarter of 2010 compared with capital expenditures of $26.8 million, excluding timberland purchases of $0.4 million, for the first quarter of 2009. Capital expenditures are expected to be approximately $125 million, excluding timberland purchases, for fiscal 2010.
On Feb. 22, 2010, the Board of Directors declared quarterly cash dividends of $0.38 per share of Class A Common Stock and $0.57 per share of Class B Common Stock. These dividends are payable on April 1, 2010 to stockholders of record at close of business on March 17, 2010.
Greif Business System (GBS) and Accelerated Initiatives
During fiscal 2009, the Company implemented specific plans to address the adverse impact to its businesses resulting from the sharp decline of the global economy, which began at the end of fiscal 2008. These plans included accelerated GBS initiatives, contingency actions and active portfolio management. An additional $30 million, net, of savings from these plans are anticipated during fiscal 2010.
Company Outlook
The Company’s management continues to anticipate a gradual improvement in sales volumes and the full realization of the fiscal 2009 permanent cost reductions. In addition, it expects to mitigate the impact of the temporary margin contraction for Paper Packaging with other actions including full implementation of the January containerboard price increase. As such, the Company reaffirms its earnings guidance before special items of $4.00 to $4.25 per Class A share for fiscal 2010.

Conference Call
The Company will host a conference call to discuss the first quarter of 2010 results on Feb. 25, 2010, at 10 a.m. Eastern Time (ET). To participate, domestic callers should call 877-485-3107 and ask for the Greif conference call. The number for international callers is +1 201-689-8427. Phone lines will open at 9:50 a.m. ET. The conference call will also be available through a live webcast, including slides, which can be accessed at www.greif.com in the Investor Center. A replay of the conference call will be available on the Company’s website approximately one hour following the call.
About Greif
Greif is a world leader in industrial packaging products and services. The Company produces steel, plastic, fibre, corrugated and multiwall containers, packaging accessories and containerboard, and provides blending and packaging services for a wide range of industries. Greif also manages timber properties in North America. The Company is strategically positioned in more than 45 countries to serve global as well as regional customers. Additional information is on the Company’s website at www.greif.com.
Forward-Looking Statements
All statements other than statements of historical facts included in this news release, including, without limitation, statements regarding the Company’s future financial position, business strategy, budgets, projected costs, goals and plans and objectives of management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “believe,” “continue,” “on track” or “target” or the negative thereof or variations thereon or similar terminology. All forward-looking statements made in this news release are based on information currently available to management. Although the Company believes that the expectations reflected in forward-looking statements have a reasonable basis, the Company can give no assurance that these expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Such risks and uncertainties that might cause a difference include, but are not limited to: general economic and business conditions, including a prolonged or substantial economic downturn; the availability of the credit markets to our customers and suppliers, as well as the Company; changing trends and demands in the industries in which the Company competes, including industry over-capacity; industry competition; the continuing consolidation of the Company’s customer base for its industrial packaging, containerboard and corrugated products; political instability in those foreign countries where the Company manufactures and sells its products; foreign currency fluctuations and devaluations; availability and costs of raw materials for the manufacture of the Company’s products, particularly steel, resin and old corrugated containers; price fluctuations in energy costs; costs associated with litigation or claims against the Company pertaining to environmental, safety and health, product liability and other matters; work stoppages and other labor relations matters; property loss resulting from wars, acts of terrorism or natural disasters; the Company’s ability to integrate its newly acquired operations effectively with its existing business; the Company’s ability to achieve improved operating efficiencies and capabilities; the Company’s ability to effectively embed and realize improvements from the Greif Business System; the frequency and volume of sales of the Company’s timber, timberland and special use timberland; and the deviation of actual results from the estimates and/or assumptions used by the Company in the application of its significant accounting policies. These and other risks and uncertainties that could materially affect the Company’s consolidated financial results are further discussed in its filings with the Securities and Exchange Commission, including its Form 10-K for the year ended Oct. 31, 2009. The Company assumes no obligation to update any forward-looking statements.

GREIF, INC. AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED
(Dollars and shares in millions, except per share amounts)

	Quarter ended
	January 31,
	2010	2009
		(As Adjusted)(1)
Net sales	$709.7	$666.3
Cost of products sold	572.0	571.5

Gross profit	137.7	94.8

Selling, general and administrative expenses(2)	82.4	58.4
Restructuring charges	5.9	27.2
Asset gains, net	1.3	2.3

Operating profit	50.7	11.5

Interest expense, net	14.9	12.2
Other income (expense), net	(2.8)	(1.8)

Income (loss) before income tax expense (benefit) and equity earnings and minority interests, net	33.0	(2.5)
Income tax expense (benefit)	6.7	(1.2)

Net income (loss) attributable to controlling interest	26.3	(1.3)
Net income (loss) attributable to equity earnings and minority interests, net	(1.5)	(1.0)

Net income (loss)	$24.8	$(2.3)

Basic earnings (loss) per share:
Class A Common Stock	$0.43	$(0.03)
Class B Common Stock	$0.63	$(0.06)

Diluted earnings (loss) per share:
Class A Common Stock	$0.43	$(0.03)
Class B Common Stock	$0.63	$(0.06)

Shares used to calculate basic earnings (loss) per share:
Class A Common Stock	24.5	24.1
Class B Common Stock	22.5	22.5

Shares used to calculate diluted earnings (loss) per share:
Class A Common Stock	24.9	24.3
Class B Common Stock	22.5	22.5

(1)	In the first quarter of 2010, the Company changed from using a combination of first-in, first-out (FIFO) and last-in, first-out (LIFO) inventory accounting methods to the FIFO method for all of its businesses. Financial information in any tables included herein has been adjusted for presentation under the FIFO accounting method.

(2)	In the first quarter of 2010, the Company adopted SFAS No. 141(R) (codified under ASC 805, “Business Combinations”), which requires it to expense acquisition costs in the period incurred. Previously, these costs were capitalized as part of the purchase price of the acquisition. Under this new guidance, there were $10.1 million of acquisition-related costs recognized in the first quarter of 2010 included in selling, general and administrative expenses. This amount included $6.1 mln for acquisition costs incurred prior to November 1, 2009 which were previously accumulated to the balance sheet for acquisitions not consummated by October 31, 2009, and $4.0 million for acquisition costs incurred during the first quarter of 2010.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED
(Dollars in millions, except per share amounts)

	Quarter ended January 31, 2010			Quarter ended January 31, 2009
		Diluted per share amounts			Diluted per share amounts
		Class A	Class B		Class A	Class B
				(As Adjusted)	(As Adjusted)	(As Adjusted)
GAAP — operating profit	$50.7			$11.5
Restructuring charges	5.9			27.2
Restructuring-related inventory charges	—			1.8
Acquisition-related costs	10.1			—

Non-GAAP — operating profit before restructuring charges, restructuring-related inventory charges and acquisition-related costs	$66.7			$40.5

GAAP — net income (loss)	$24.8	$0.43	$0.63	$(2.3)	$(0.03)	$(0.06)
Restructuring charges, net of tax	4.8	0.08	0.12	22.5	0.38	0.58
Restructuring-related inventory charges, net of tax	—	—	—	1.5	0.03	0.04
Acquisition-related costs, net of tax	8.0	0.14	0.21	—	—	—

Non-GAAP — net income (loss) before restructuring charges, restructuring- related inventory charges and acquisition-related costs	$37.6	$0.65	$0.96	$21.7	$0.38	$0.56

GREIF, INC. AND SUBSIDIARY COMPANIES
SEGMENT DATA
UNAUDITED
(Dollars in millions)

	Quarter ended
	January 31,
	2010	2009
		(As Adjusted)
Net sales
Industrial Packaging	$564.8	$529.5
Paper Packaging	139.5	130.4
Land Management	5.4	6.4

Total	$709.7	$666.3

Operating profit
Operating profit before restructuring charges, restructuring-related inventory charges and acquisition-related costs:
Industrial Packaging	$57.4	$18.6
Paper Packaging	6.3	18.7
Land Management	3.0	3.2

Operating profit before restructuring charges, restructuring-related inventory charges and acquisition-related costs	66.7	40.5

Restructuring charges:
Industrial Packaging	5.9	25.1
Paper Packaging	—	1.9
Land Management	—	0.2

Restructuring charges	5.9	27.2

Restructuring-related inventory charges:
Industrial Packaging	—	1.8
Acquisition-related costs:
Industrial Packaging	10.1	—

Total	$50.7	$11.5

Depreciation, depletion and amortization expense
Industrial Packaging	$21.3	$17.5
Paper Packaging	7.3	6.7
Land Management	0.9	1.1

Total	$29.5	$25.3

GREIF, INC. AND SUBSIDIARY COMPANIES
GEOGRAPHIC DATA
UNAUDITED
(Dollars in millions)

	Quarter ended
	January 31,
	2010	2009
		(As Adjusted)
Net sales
North America	$360.9	$394.0
Europe, Middle East and Africa	224.3	182.3
Other	124.5	90.0

Total	$709.7	$666.3

Operating profit
Operating profit before restructuring charges, restructuring-related inventory charged and acquisition- related costs:
North America	$32.2	$48.0
Europe, Middle East and Africa	26.6	0.5
Other	7.9	(8.0)

Operating profit before restructuring charges and timberland disposals, net	66.7	40.5
Restructuring charges	5.9	27.2
Restructuring-related inventory charges	—	1.8
Acquisition-related costs	10.1	—

Total	$50.7	$11.5

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SEGMENT DATA
UNAUDITED
(Dollars in millions)

	Quarter ended
	January 31,
	2010	2009
		(As Adjusted)
Industrial Packaging
GAAP — operating profit (loss)	$41.4	$(8.3)
Restructuring charges	5.9	25.1
Restructuring-related inventory charges	—	1.8
Acquisition-related costs	10.1	—

Non-GAAP — operating profit before restructuring charges, restructuring-related inventory charges and acquisition-related costs	$57.4	$18.6

Paper Packaging
GAAP — operating profit	$6.3	$16.8
Restructuring charges	—	1.9

Non-GAAP — operating profit before restructuring charges	$6.3	$18.7

Land Management
GAAP — operating profit	$3.0	$3.0
Restructuring charges	—	0.2

Non-GAAP — operating profit before restructuring charges	$3.0	$3.2

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED
(Dollars in millions)

	January 31, 2010	October 31, 2009
		(As Adjusted)
ASSETS

CURRENT ASSETS	$89.4	$111.9
Cash and cash equivalents	$89.4	$111.9
Trade accounts receivable	337.2	337.1
Inventories	253.8	238.8
Other current assets	150.7	157.3

	831.1	845.1

LONG-TERM ASSETS
Goodwill	606.8	592.1
Intangible assets	133.0	131.4
Assets held by special purpose entities	50.9	50.9
Other long-term assets	88.2	112.1

	878.9	886.5

PROPERTIES, PLANTS AND EQUIPMENT	1,122.0	1,092.3

	$2,832.0	$2,823.9

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$228.6	$335.8
Short-term borrowings	62.2	37.1
Other current liabilities	161.7	189.2

	452.5	562.1

LONG-TERM LIABILITIES
Long-term debt	879.4	721.1
Liabilities held by special purpose entities	43.3	43.3
Other long-term liabilities	381.1	390.8

	1,303.8	1,155.2

SHAREHOLDERS’ EQUITY	1,075.7	1,106.6

	$2,832.0	$2,823.9